EXHIBIT 99.2

YOUNG INNOVATIONS, INC.
Moderator: Alfred Brennan
04-24-12/11:00 a.m. ET
Confirmation # 73207391

YOUNG INNOVATIONS, INC.

Moderator:                      Alfred Brennan
April 24, 2012
11:00 a.m. ET

Operator:
Good morning.  My name is (Denise), and I will be your conference operator today.  At this time, I would like to welcome everyone to the first-quarter 2012 earnings conference call.  All lines have been placed on mute to prevent any background noise.  After the speakers' remarks, there will be a question-and-answer session.  If you would like to ask a question during this time simply press star, then the number one on your telephone keypad.  If you would like to withdraw your question press the pound key.  Thank you.  Mr. Alfred Brennan, you may begin your conference.

Alfred Brennan:
Thank you, (Denise).  Good morning.  For security law purposes, certain information provided on this call may constitute forward-looking statements.  Please refer to our most recent annual report on Form 10-K for an explanation of what constitutes a forward-looking statement and the related implications.

We are pleased to announce today record sales and earnings per share for the quarter ended March 31, 2012.  Sales for the quarter were $26.8 million, an increase of 2.8 percent from $26 million reported in the first quarter of 2011.  And income from operations increased 5.3 percent to $6.1 million in the first quarter from a $5.8 million prior-year first quarter.  Net income increased 5.6 percent, and diluted earnings per share increased 8 percent in the first quarter of 2012 to $0.54 from $0.50 in the prior-year quarter.

We are pleased with the Company's sales performance in the quarter.  Our sales continued to benefit from solid overall demand and our recent new product introductions in both consumable and diagnostic productlines.  We

YOUNG INNOVATIONS, INC.
Moderator: Alfred Brennan
04-24-12/11:00 a.m. ET
Confirmation # 73207391

had favorable product mix in the quarter and increases in operating efficiencies, which helped improve our operating income.

We also recognized a gain in the quarter from our private equity investment of approximately $0.04 per share, which was recorded as other income.  In the first quarter of 2011, we also recorded a gain of $0.04 per share from the same investment.

We remain focused on driving internal growth through our growth strategy.  We remain capable of completing acquisitions, and we review them regularly in an opportunity to expand the Company's product reach or customer reach through the possibility of either small product line tuck-ins or more significant company acquisitions.

We have an aggressive new product development pipeline this year, and during the first quarter we introduced a new Elite cup polishing line of products.  One of our more significant competencies is in the polishing of teeth during the preventive procedure.  The Elite cups provide a choice for the clinician to ensure that the best possible outcome for the patient is accomplished during that procedure.

We also continued steady progress in operating efficiencies, both in installing new capital and expanding our capacity in a number of areas, as well as in better exploiting our IT infrastructure and being able to be more specific in the customer retention programs we have, as well as expanding new customer initiatives.

We see in the market some signs of improvement in patient loads, but we also see some signs of change.  We remain excited, but cautious.  Dentists who have gone through a downturn and their patients are looking at things slightly differently, and we try to remain extremely responsive to this constantly changing market.  We are, however, excited about the fact that we see some signs of recovery, and we look forward to the year and the possibility of the economic climate improving.

I would be glad to take any questions at this time.

YOUNG INNOVATIONS, INC.
Moderator: Alfred Brennan
04-24-12/11:00 a.m. ET
Confirmation # 73207391

Operator:
At this time I would like to remind everyone in order to ask a question press star then the number on your telephone keypad.  We will pause for a moment to compile the Q&A roster.  Your first question comes from Jeff Johnson, Robert Baird.

Jeff Johnson:
Thank you.  Good morning, guys.  Al, I was just wondering if you could just tease out a little more.  You talk about some improvement, but also some change.  What are those changes?  I'm assuming in purchasing behavior, kind of mix of products dentists are looking for.  But any color you could give there on how that might impact your strategy over the next few years?

Alfred Brennan:	Young Innovations, Inc.:	Chairman, CEO:	Jeff, thank you. I think we see continued emphasis on value, and that doesn't mean lowest price. It means a much clearer understanding of what is being purchased.

In our Elite product launch, which is a bit higher-priced product, we see dentists wanting to be sure that the clinical differentiation is provable, is available, is demonstrable and adds real value to their practice.  But likewise, there are certain products where in the past they had a habit of purchasing that product, and they are able to shift to a lower-cost product simply because it no longer carries that emphasis in their practice.

And we're seeing that – I think we've always seen it in consumer markets, we've seen it in dental.  But I think the downturn gave dentists a chance to be much more aware clinically of what they were choosing.  And so we are looking at our product mix, making sure that we continue to emphasize clinical outcomes and we continue to be aware of those places where we can provide real value with lower prices.

Jeff Johnson:
All right.  That's helpful.  Thanks.  And then until your 10-K came out a couple months ago, we hadn't realized that your diagnostics business had grown 20 percent last year, consumables up just under 2 percent.  Qualitatively, I'm assuming those comps were similar to that this quarter.  So is it fair to think of your consumables business maybe growing a bit above that and diagnostics coming back to a more reasonable – in a low to mid-

YOUNG INNOVATIONS, INC.
Moderator: Alfred Brennan
04-24-12/11:00 a.m. ET
Confirmation # 73207391

single digit level this quarter? And how are you thinking about that the rest of the year?

Arthur Herbst:
Hi, Jeff.  This is Arthur.  I think that is the right way to look at it.  The Panoramic comps have come – we've had very – relatively easy comps for the last couple of years on Pan, as that business has come back very nicely.  And now we are back to the range of more mid-single-digit growth and back to our more standard disclosures, where unless we are significantly outside of the 4 percent to 6 percent basic market growth range, we are unlikely to break out the particular growth of either consumable or diagnostic within the – at the time of the conference call.

Jeff Johnson:
Yes, fair enough.  And from a margin impact, Arthur, operating margins were up 50 basis points, I think, or – yes, 50 basis points last year, despite 20 percent growth in diagnostics.  Is it fair to think that margins this year should have a little easier go anyway, given with consumables kind of growing maybe a little faster and not facing maybe some of the headwinds on the margin side from the diagnostics side?

Or does the diagnostic business – sorry – does the diagnostic business – maybe I'm wrong in my assumption that would be kind of below Companywide margins?

Arthur Herbst:
No, that's true.  And I think as you look through the year, we've had some variability quarter to quarter between gross profit and SG&A.  We think there is opportunity to improve operating profit.  But I think you will see, to the extent that we have higher growth on the consumables side, that is the higher profit area of the Company.  But I think we are looking for relative stability across all product lines throughout the year.

Jeff Johnson:
Yes, that makes sense.  And then last question, just have you guys started thinking yet – and obviously, there is still a Supreme Court decision to come – but assuming the medtech tax survives, how you may deal with that next year.  Is it just going to be an increase to the price of your products or are you going to absorb some of that yourself?  Just any thoughts there.

YOUNG INNOVATIONS, INC.
Moderator: Alfred Brennan
04-24-12/11:00 a.m. ET
Confirmation # 73207391

Arthur Herbst:	It's still under discussion. Don't have a firm policy statement on that yet, but we will in the next quarter or so.

Jeff Johnson:	OK, understood. Thanks, guys.

Arthur Herbst:	Thanks Jeff.

Operator:	Again to ask a question press star one on your telephone keypad. Having no further questions queued up at this time, I would like to turn the call back over to the presenters.

Alfred Brennan:
Thank you, (Denise), and thank you all for joining us this morning.  We are pleased with the performance of our organization during the first quarter, a very solid performance, brought about by significant focus on the different teams that execute our strategy.  And we look forward to the opportunities as we see the rest of 2012.

We thank you again for your attention and interest in our Company and hope you have a great day.

Operator:	This concludes today's conference call. You may now disconnect.

END